Exhibit 23(b)

STEPHEN E. ROTH

DIRECT LINE: 202.383.0158

Internet: steve.roth@sutherland.com

April 10, 2012

Board of Directors

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, AL  35223

Directors:

We hereby consent to the reference to our Firm under the heading “Legal Matters” in the prospectus included in the Registration Statement on Form S-1 for certain modified guaranteed annuity contracts issued by Protective Life Insurance Company.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth